                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                            DURING THE LAST 60 DAYS
                            -----------------------

 Settlement              For the                    Price per
 ----------              -------                    ---------
    Date      By      Account of     Quantity         Share     Type of Trade  Broker
    ----      --      ----------     --------         -----     -------------  ------
======================================================================================
04/28/97     Partners   BVF            5,000      $11.5000      Purchase        DAKN
05/06/97     Partners   BVF            2,500      $11.6563      Purchase        MIST
05/16/97     Partners   BVF            6,300      $12.1250      Purchase        DAKN
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
   DAKN         =          Dakin Securities
   MIST         =          Mr. Stock